UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024 (March 28, 2024)

DOMA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Mission Street, Suite 1050
San Francisco, CA 94105
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 650-419-3827

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	New York Stock Exchange
Warrant to purchase common stock	DOMAW	*

* The warrants are trading on the OTC Pink Marketplace under the symbol “DOMAW”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On March 28, 2024, Doma Holdings, Inc. (the “Company” or “Doma”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with RE Closing Buyer Corp., a Delaware corporation (“Parent”), and RE Closing Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Closing Parent Holdco, L.P., a Cayman Islands exempted limited partnership (“Topco”), the indirect parent company of Parent. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement.

The Company’s Board of Directors (the “Company Board”), acting on the unanimous recommendation of a special committee comprised of independent and disinterested directors formed for the purpose of considering the transaction, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, the Voting and Support Agreement (as defined below) and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Voting and Support Agreement and the other agreements contemplated by the Merger Agreement and the transactions contemplated thereby, and (iii) resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

●
each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, be cancelled and extinguished and automatically converted into the right to receive $6.29 in cash (the “Merger Consideration”), subject to applicable withholding taxes;

●
each warrant to purchase shares of Common Stock that is outstanding immediately prior to the Effective Time will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a warrant to purchase shares of Common Stock and become a warrant exercisable for Merger Consideration;

●
each option to purchase Common Stock (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock subject to such Company Option by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option;

●
each unvested award of restricted shares of Common Stock (each, a “Company RS Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RS Award by (ii) the Merger Consideration;

●
each award of restricted stock units of the Company (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company RSU Award by (ii) the Merger Consideration; and

●
each award of performance-based or market-based restricted stock units of the Company (each, a “Company PRSU Award”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the aggregate number of shares subject to such Company PRSU Award (if any) that would satisfy the performance conditions applicable to such Company PRSU Award measured as of immediately prior to the Effective Time (in accordance with the applicable award agreement governing such Company PRSU Award) by (ii) the Merger Consideration.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2024.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process by the Securities and Exchange Commission (“SEC”). The consummation of the Merger is not subject to a financing condition, but is subject to certain conditions to Closing, including (i) approval of the Company’s Disinterested Stockholders, (ii) consent, approval or authorization from relevant insurance regulatory agencies without the imposition of a Burdensome Condition, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject in certain cases to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, (v) no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing, (vi) the completion of certain specified transactions as contemplated by the Merger Agreement, (vii) the repayment of the Company’s outstanding indebtedness with HSCM (as defined below) pursuant to the terms described below and (viii) the investment by Lennar (as defined below) into Topco.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including payment of dividends outside of the ordinary course or as otherwise permitted under the Merger Agreement), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to implement the reorganization of certain assets and liabilities of the Company relating to its technology solutions into a newly formed or selected subsidiary of the Company, to use reasonable best efforts to obtain regulatory consents, and, subject to certain customary exceptions, for the Company Board to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the debt financing described below. The Merger Agreement contains a 50-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce, encourage, or facilitate discussions or negotiations with respect to Acquisition Proposals. At the end of the “go-shop” period, the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals after the “go-shop” period. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to any person and its representatives that has made a bona fide Acquisition Proposal that either constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

Parent and Merger Sub have represented that they will have sufficient cash at the Closing regardless of third-party financing, though have also secured committed debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated (1) by Parent as a result of the Company’s breach of its representations, warranties or covenants in a manner that would cause the related conditions to Closing to not be met and Company subsequently enters into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (2) as a result of the Company Board changing its recommendation and entering into an Alternative Acquisition Agreement and such transaction is subsequently consummated, or (3) if the Merger Agreement is terminated by Company in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee to Parent of $3,188,734. If the Merger Agreement is terminated by the Company in connection with Company’s entry into an Alternative Acquisition Agreement with respect to a Superior Proposal during the “go-shop” period or with an Exempted Person, the Company will be required to pay Parent a lower termination fee of $1,822,134. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement. In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 28, 2024 (the “End Date”), provided that if all of the conditions to Closing other than the obtainment of the certain specified Insurance Regulatory Approvals have been satisfied or waived on or prior to the End Date, then the End Date shall automatically be extended to October 28, 2024 (“First Extension Date”), provided, further, that if all of the conditions to Closing, other than the receipt of requisite approval from the South Carolina Department of Insurance or requisite approval from the California Department of Insurance, have been satisfied or waived on or prior to the First Extension Date, then the First Extension Date shall automatically be extended to November 28, 2024. In the event that (a) the Agreement is terminated in accordance with the prior sentence and at the time of termination, all of the conditions to Closing have been satisfied or waived except for (i) any condition that is not satisfied due to breach by the Company of any representation, warranty, covenant or agreement in the Merger Agreement, (ii) the completion of certain specified transactions as contemplated by the Merger Agreement and (iii) conditions that by their nature can only be satisfied at or immediately prior to the Closing; (b) certain specified transactions have not been completed by June 26, 2024; and (c) the Company has not agreed to terminate the Agreement within five (5) days of Parent’s written notice to terminate, then the Company shall reimburse Parent for its reasonable and documented out-of-pocket expenses incurred between June 26, 2024 and the date of termination.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

If the Merger is consummated, the Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, LENX ST Investor, LLC and Len FW Investor, LLC ( “Lennar,” and together with LENX ST Investor, LLC, the “Lennar Stockholders”), the Company and Parent entered into a Voting and Support Agreement (the “Voting and Support Agreement”), pursuant to which the Lennar Stockholders have agreed, among other things and subject to the terms and conditions set forth therein, to vote or cause to be voted all shares of Common Stock beneficially owned by the Lennar Stockholders (the “Voting Agreement Shares”) in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Lennar Stockholders hold, collectively, approximately 25% of the voting power of the Common Stock. Under the Voting and Support Agreement, the Lennar Stockholders have agreed to, among other things, (a) vote the Voting Agreement Shares in favor of the Merger, the adoption of the Merger Agreement and the transactions contemplated thereby and (b) vote against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to materially prevent or delay the consummation of the Transactions, including the Merger. The Voting and Support Agreement will automatically terminate upon the earliest of (i) written agreement of the parties thereto to terminate the Voting and Support Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) the Effective Time, and each Lennar Stockholder may terminate the Voting and Support Agreement as to itself upon the entry by the Company and Parent without the prior written consent of such Lennar Stockholder into any amendment, waiver or modification to the Merger Agreement that results in (x) a change to the form of consideration to be paid thereunder, (y) a decrease in the amount of Merger Consideration payable to the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of the Voting and Support Agreement, or (z) an imposition of any material restrictions or additional constraints on the payment of the consideration thereunder.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

HSCM Financing Arrangements

Agreement and Fourth Amendment to the Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, certain of the Company’s subsidiaries, the lenders party thereto and Hudson Structured Capital Management Ltd. (together with its affiliates, “HSCM”), as agent for such lenders, entered into an Agreement and Fourth Amendment to the Loan and Security Agreement (the “HSCM Fourth Amendment”), pursuant to which that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, the “Company Loan Agreement”), by and among States Title Holding, Inc., as the borrower (“States Title”), the guarantors party thereto, the lenders party thereto and HSCM was amended such that, among other things:

a.
from the effective date of the HSCM Fourth Amendment through September 30, 2025, interest on the principal amount outstanding of the senior secured term loan under the Company Loan Agreement (the “Term Loan”) will accrue and capitalize and be added to the principal balance monthly at a per annum rate equal to 16.25%;

b.
beginning October 1, 2025, interest on the Term Loan will accrue at a per annum rate equal to 16.25%, (i) 10% of which shall accrue and be payable in cash monthly and (ii) the remainder of such interest shall accrue and capitalize and be added to the principal balance monthly;

c.	States Title will make prepayments on the principal of the Term Loan in an amount up to $16 million of net cash proceeds received from contingent payments earned by the Company pursuant to certain previous asset sales (but such payment shall be deferred until the earlier of October 2025 and the termination of the Merger Agreement);
d.
Subject to certain conditions, States Title will make monthly pre-payments of the principal amount outstanding of the Term Loan under the Company Loan Agreement with cash on hand in excess of $7,500,000 in the event the Merger Agreement is terminated prior to the consummation of the Merger;

e.
if reasonably requested by HSCM following a termination of the Merger Agreement prior to the consummation of the Merger, States Title would transfer all of its equity interests in Doma Title Insurance, Inc to a newly formed bankruptcy-remote entity and cause such equity interests to be pledged as collateral under the Company Loan Agreement;

f.
the financial covenants in the Company Loan Agreement were modified, including, without limitation, the reduction of the minimum consolidated GAAP revenue financial covenant from $130 million to $50 million; and

g.	States Title is permitted to incur indebtedness under the Topco Term Facility (as defined below) which indebtedness shall be senior in respect of payment and liens to the obligations under the Company Loan Agreement.

In connection with the HSCM Fourth Amendment, HSCM shall be entitled to an amendment fee of $1,000,000, which fee shall become payable upon execution of the HSCM Fourth Amendment and shall be paid-in-kind and added to the principal of the Term Loan.

The foregoing description of the HSCM Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the HSCM Fourth Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Agreement and Fifth Amendment to the Loan and Security Agreement

Immediately after the effectiveness of the HSCM Fourth Amendment, HSCM, certain of the Company’s subsidiaries, the lenders party thereto and Parent entered into an Agreement and Fifth Amendment to Loan and Security Agreement (the “HSCM Fifth Amendment”) pursuant to which, at the Closing, HSCM will (a) accept certain consideration (as set forth in the HSCM Fifth Amendment, the “HSCM Payoff”) in full satisfaction of all indebtedness under the Company Loan Agreement and (b) release all liens securing the Company Loan Agreement. Pursuant to the HSCM Fifth Amendment, States Title’s obligation to make cash interest payments under the Company Loan Agreement shall be suspended until the earliest of (a) the termination of the Merger Agreement, (b) five business days after the End Date (as defined in the Merger Agreement), (c) the consummation of the Merger (without HSCM’s receipt of the HSCM Payoff) and (d) March 12, 2025 the (“Standstill Period”).  In addition, during the Standstill Period, HSCM and the lenders have agreed not to exercise remedies with respect to certain matters that would otherwise constitute events of default under the Company Loan Agreement.

The foregoing description of the HSCM Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the HSCM Fifth Amendment, a copy of which is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Topco Commitment Letter

Concurrently with the execution of the Merger Agreement, States Title and Topco, the indirect parent company of Parent, entered into a commitment letter (the “Topco Commitment Letter”) , pursuant to which Topco committed to provide a $35 million senior secured delayed draw term loan facility (the “Topco Term Facility”) to States Title (with certain subsidiaries of States Title guaranteeing the obligations thereunder).

The Topco Term Facility will have two tranches: (a) up to $25 million will be available to be drawn in up to three draws (each draw being for at least $5 million) between closing of the Topco Term Facility and December 31, 2024 and (b) up to $10 million will be available to be drawn in a single draw between January 1, 2025 and June 30, 2025, each tranche being subject to commitment reductions as set forth in the Topco Commitment Letter.   Each loan made thereunder will mature three years after it is drawn. The Topco Term Facility will be secured by a first priority lien on substantially all of the assets of States Title and the guarantors (subject to customary exceptions), senior to all existing and future liens securing debt for borrowed money (including the liens securing the Company Loan Agreement) and will be senior in right of payment to all existing and future debt for borrowed money (including the Company Loan Agreement), in each case, subject to certain exceptions. The terms of the subordination of the Company Loan Agreement shall be substantially as set forth in the Topco Commitment Letter and will include certain prohibitions on the exercise of remedies by the lenders under the Company Loan Agreement. Interest on each loan will accrue at a rate of Term SOFR (subject to a 1.0% floor) plus 9.0% per annum and will be payable quarterly in kind. The Topco Term Facility will include a fee of 5.0% per annum on all undrawn commitments, payable quarterly in cash, and an upfront fee of 3.0% of the commitments in respect of the Topco Term Facility at closing, payable upon the funding or termination of such commitments. Prepayments of the Topco Term Facility (subject to certain exceptions) will be subject to customary prepayment premiums. The Topco Term Facility will also include certain information rights and other customary covenants (including affirmative, negative and financial covenants) and mandatory prepayment provisions.

The foregoing description of the Topco Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Topco Commitment Letter, a copy of which is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Lennar Investment

Concurrently with the execution of the Merger Agreement, Lennar and Topco, which, following the Effective Time, will be an indirect parent of the Company, entered into certain agreements, pursuant to which, concurrently with the Closing and upon the terms and subject to the conditions set forth therein, Lennar shall invest the cash it receives pursuant to the Merger Agreement in consideration for its existing shares of Company Common Stock at the Closing and an additional $17 million in Topco, resulting in Lennar owning approximately 8.36% of the outstanding equity of Topco on a fully-diluted basis (the “Lennar Investment”).

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “HSCM Financing Arrangements” and “Topco Commitment Letter” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On March 28, 2024, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Parent. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company, certain of its affiliates and certain affiliates of Parent intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at investor.doma.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations and projections about future events, including the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Parent and Merger Sub, all of which are subject to change. All statements, other than statements of present or historical fact included in this communication, about our plans, strategies and prospects, both business and financial, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. Moreover, the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the Closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (x) the ability of the Company to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting the Company’s business; (xiii) general economic, technology, residential housing and market developments and conditions, including federal monetary policy, interest rates, inflation, home price fluctuations, housing inventory, labor shortages and supply chain issues; (xiv) the evolving legal, regulatory and tax regimes under which the Company operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 28, 2024, by and among Doma Holdings, Inc., RE Closing Buyer Corp. and RE Closing Merger Sub Inc.*
10.1	Voting and Support Agreement, dated March 28, 2024, by and among RE Closing Buyer Corp., Doma Holdings, Inc., LENX ST Investor, LLC and Len FW Investor, LLC
10.2
Agreement and Fourth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto and Hudson Structured Capital Management Ltd.

10.3	Agreement and Fifth Amendment to Loan and Security Agreement, dated March 28, 2024, by and among by States Title Holding, Inc., the Guarantors party thereto, the Lenders party thereto, Hudson Structured Capital Management Ltd. and RE Closing Buyer Corp.
10.4	Commitment Letter, dated March 28, 2024, by and between States Title Holding, Inc. and Closing Parent Holdco, L.P.
99.1	Press Release, dated March 28, 2024
104	Cover page interactive data file (embedded within the inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMA HOLDINGS, INC.

Date: March 29, 2024	By:	/s/ Mike Smith
Mike Smith Chief Financial Officer